Exhibit 3.15

Articles of Organization	Filing fee: $125
Limited-Liability Company	Receipt#:
(PURSUANT TO NRS 86)
STATE OF NEVADA
Secretary of State

No. LLC 99-1998

(For filing office use)	(For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form.

TYPE OR PRINT (BLACK INK ONLY)

1.	Name of Limited Liability Company: LifeCare Holding Company of Texas, L.L.C.

2.	Dissolution Date (latest date upon which the company is to dissolve):

3.	Resident Agent: (designated resident agent and the STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: THE CORPORATION TRUST COMPANY OF NEVADA

Street Address: One East First Street	Rono Nevada	89501
Street No. Street Name	City	Zip

Mailing Address (if different):

4.	Right of remaining members of the company to continue the business on the death, retirement, resignation, expulsion, bankruptcy or dissolution of a member or occurrence of any other event which terminates the continued membership of a member in the company: ☒ YES ☐ NO

5.	Management: The company shall be managed by ☐ manager(s) OR ☒ members

Names and addresses of manager(s) or members: (attach additional pages if necessary)

1.	LifeCare Management Services, L.L.C., 504 Texas Street, Suite 600, Shreveport, LA 71101

2.	_________________________________________________________________

If managed by members, members may contract debts on behalf of the company ☒ YES ☐ NO

6.	Other matters: This form includes the minimal statutory requirements to organize under NRS 86. Please attach any other information deemed appropriate. Number of pages attached 0.

7.	Signature of organizer(s): The name(s) and address(es) of the organizer(s) executing the articles:

(Signatures must be notarized) (attach additional pages if there are more than two organizers)

LaDonna McKinney		Notary Acknowledgement
Name (Print) c/o C T Corporation System		[SEAL] ___________________________
350 N. St. Paul Street, Dallas, TX 75201
Address City/State/Zip

/s/ LaDonna McKinney	1/8/98	/s/ C. Morales	1/8/98
Signature	Date	Signature	Date

8.	Certificate of acceptance of appointment of resident agent:

THE CORPORATION TRUST COMPANY OF NEVADA hereby accepts appointment as resident agent for the above named limited-liability company.

/s/ C. Morales	C. Morales	January 8, 1998
Signature of resident agent	Special Assist. Secty.	Date

STATE OF NEVADA	FILING FEE: $75.00
AMENDMENT
TO
ARTICLES OF ORGANIZATION
(Limited-Liability Company)
Pursuant to NRS 86.221

(For filing office use)	(For filing office use)

IMPORTANT – Road instructions on back before completing this form.

— MUST BE SUBMITTED IN DUPLICATE —

Type or Print (black ink only)

1. Secretary of State File No.:	2. Secretary of State File Date: Jan. 8, 1998

3.	Name of the Limited-Liability Company: LifeCare Holding Company of Texas, L.L.C.

4.	The Articles of Organization of the Limited-Liability Company are amended as follows: (Complete appropriate sub-section(s)):

A.	The Limited-Liability Company name is changed to:

B.	Other:

C.	The following member(s) ☐, manager(s) ☐, managing member(s) ☒ have withdrawn:

LifeCare Management Services, L.L.C. withdraws as a managing member, but remains the sole member.

D.	The following member(s) ☐, manager(s) ☒, managing member(s) ☐ have been added:

Jimmie M. Stapleton, John F. George, Jr., and David B. LeBlanc

The latest date upon which the Limited-Liability Company is to dissolve has been changed to: ______________________

Other matters included in the Articles of Organization of the Limited-Liability Company are amended as indicated on the attached page(s). Number of pages attached:                                                      .

We, the undersigned, verify that we are the persons who executed this amendment to the identified Limited-Liability Company, which execution is our act and deed.

By:	[Signature Appears Here]	3-3-98	[Signature Appears Here]	3-3-98
	Signature of manager or member	Date	Signature of manager or member	Date

	Signature of manager or member	Date	Signature of manager or member	Date

			[Signature Appears Here]	3-3-98
	Notary stamp or seal	[SEAL]	Signature of notarial officer	Date

ARTICLES OF MERGER

OF

NCI-SAN ANTONIO, INC.

(a Texas corporation)

WITH AND INTO

LIFECARE HOLDING COMPANY OF TEXAS, L.L.C.

(a Nevada limited liability company)

THESE ARTICLES OF MERGER are submitted for the purpose of effecting the merger of NCI-SAN ANTONIO, INC., a Texas corporation (the “Merged Entity”), with and into LIFECARE HOLDING COMPANY OF TEXAS, L.L.C., a Nevada limited liability company (the “Surviving Entity”). Pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes (the “NRS”), the undersigned foreign corporation and domestic limited liability company adopt the following Articles of Merger.

1. The Surviving Entity is the sole holder of all of the issued and outstanding shares of capital stock of the Merged Entity, which consists of 1,000 shares of Common Stock, $0.01 par value.

2. An Agreement and Plan of Merger (the “Plan”) has been unanimously approved and adopted via written consent by each of (i) the board of directors and sole holder of all of the issued and outstanding shares of capital stock of the Merged Entity and (ii) the sole member and sole manager of the Surviving Entity.

3. As to each of the Merged Entity and the Surviving Entity, a Plan was duly authorized by all action required by the laws under which it was formed or organized or by its constituent documents.

4. A copy of the executed Plan is on file at the place of business of the Surviving Entity which is located at 2385 E. Prater, Suite 101, Sparks, Nevada 19434. A copy of the Plan will be furnished by the Surviving Entity, on request and without cost, to any person holding an interest in the Surviving Entity or the Merged Entity.

5. The names of the entities participating in the merger and the states under the laws of which they are organized are as follows:

Name	State
NCI-San Antonio, Inc.	Texas

LifeCare Holding Company of Texas, L.L.C.	Nevada

6. The laws of the States of Nevada and Texas permit such a merger.

7. The Merged Entity and the Surviving Entity have each complied with the respective laws under which they were formed or organized concerning this merger.

8. The Surviving Entity will be responsible for the payment of all fees and franchise taxes of the Merged Entity and will be obligated to pay any fees and franchise taxes, if the same are not timely paid.

9. The merger shall be effective as of 11:59 p.m., December 31, 2001.

(SIGNATURES BEGIN ON NEXT PAGE)

ARTICLES OF MERGER	PAGE 2

IN WITNESS WHEREOF, these Articles of Merger have been duly executed as of the 21st day of December, 2001, and is being filed in accordance with Chapter 92A of the NRS by an authorized signatory of each of the Surviving Entity and the Merged Entity.

SURVIVING ENTITY:

LIFECARE HOLDING COMPANY OF TEXAS, L.L.C., a Nevada limited liability company

By:	LIFECARE MANAGEMENT SERVICES, L.L.C., a Louisiana limited liability company, its sole Member and Sole Manager

	By:	/s/ David B. LeBlanc
David B. LeBlanc, President

MERGED ENTITY:

NCI-SAN ANTONIO, INC., a Texas corporation

By:	/s/ David B. LeBlanc
David B. LeBlanc, President

STATE OF TEXAS	§
§
COUNTY OF COLLIN	§

This instrument was acknowledged before me on the 21st day of December, 2001, by David B. LeBlanc, President of LifeCare Management Services, L.L.C., a Louisiana limited liability company, in its capacity as the sole member and sole manager of LifeCare Holding Company of Texas, L.L.C., a Nevada limited liability company.

[SEAL]	Vickie S. Martin	/s/ Vickie S. Martin
	Notary Public State of Texas	Notary Public in and for the
	My Commission Explore	State of Texas
April 08, 2004

Vickie S. Martin
Printed or Typed Name of Notary
MY COMMISSION EXPIRES:

ARTICLES OF MERGER	PAGE 3

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on the 21st day of December, 2001, by David B. LeBlanc, President of NCI – San Antonio, Inc., a Texas corporation.

[SEAL]	Vickie S. Martin	/s/ Vickie S. Martin
	Notary Public Sate of Texas	Notary Public in and for the
	My Commission Explore	State of Texas
April 08, 2004

Vickie S. Martin
Printed or Typed Name of Notary
MY COMMISSION EXPIRES:

ARTICLES OF MERGER	PAGE 4